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                                                                  EXHIBIT 10.216




                  [PREFERRED EQUITIES CORPORATION LETTERHEAD]

July 7, 2000



Joel R. Buckberg, Esq.
Executive Vice President
Deputy General Counsel
Cendant Corporation
One Sylvan Way
Parsippany, New Jersey 07054

Via Facsimile (973) 496-5915 & US Mail

Re: Renewal of Agreement

Dear Joel,

Preferred Equities Corporation (PEC) provided the information requested in your letter of June 2, 2000 on June 5,2000. As PEC has duly given the required notice pursuant to the Agreement and provided the requested follow up information, PEC considers the Agreement renewed and extended pursuant to the terms of the Agreement.

We look forward to continuing to work with Cendant.

Very truly yours,

 /s/ JON A. JOSEPH
-----------------------------------
Jon A. Joseph
Vice President & General Counsel

JAJ/lad

cc:   R. Nederlander - Via Facsimile (212) 586-5862
      J. Cohen
      G. McMurtrie
      D. Campbell